Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong
Tel: +852 5806 7800
Fax: +852 5806 7810

13 June 2025

raymond.ng@harneys.com
+852 5806 7883
062454-0001-RLN

707 Cayman Holdings Limited

Harneys Fiduciary (Cayman) Limited

4th Floor, Harbour Place 103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

Dear Sir or Madam

707 Cayman Holdings Limited (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form S-8, including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (the Registration Statement), relating to an aggregate of up to 4,390,000 ordinary shares of par value US$0.001 each in the capital of the Company (the Plan Shares) to be issued pursuant to the 2025 Plan (as defined in Schedule 1).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

The British Virgin Islands is Harneys Hong Kong office's main jurisdiction of practice.
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Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company is a company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands. The Company is a separate legal entity and is subject to suit in its own name.

2	Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the share capital of the Company is US$500,000.00 divided into 500,000,000 ordinary shares of par value of US$0.001 each.

3	Valid Issuance of Plan Shares. The Plan Shares, when allotted, issued and fully paid for in accordance with the 2025 Plan, the Registration Statement and the Resolutions (as defined in Schedule 1), and when the names of the shareholders are entered in the register of members of the Company, will be validly issued, fully paid and non-assessable.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Harney Westwood & Riegels

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SCHEDULE 1

List of Documents and Records Examined

1	The certificate of incorporation dated 2 February 2024;

2	The amended and restated memorandum and articles of association of the Company adopted by a special resolution of the Company passed on 7 March 2025 and effective immediately prior to the completion of the initial public offering of the ordinary shares of the Company (the M&A);

3	The register of directors of the Company provided to us on 6 June 2025;

Copies of 1 to 3 above have been provided to us by the Company (the Corporate Documents, and together with 4 to 9 below, the Documents).

4	A copy of the executed written resolutions of the sole director of the Company dated 7 March 2025;

5	A copy of the executed written resolutions of all the directors of the Company dated 13 June 2025 (together with item 4 above, the Resolutions);

6	A certificate of good standing in respect of the Company issued by the Registrar of Companies dated 9 June 2025;

7	A copy of the 2025 equity incentive plan of the Company (the 2025 Plan);

8	A certificate from a director of the Company dated 13 June 2025, a copy of which is attached hereto (the Director’s Certificate); and

9	The Registration Statement filed with the Commission on 13 June 2025.

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SCHEDULE 2

Assumptions

1	Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Documents are authentic, all signatures, initials and seals are genuine.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

4	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

5	Resolutions. The Resolutions remain in full force and effect.

6	Unseen Documents. Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

7	Plan Shares. No Plan Share will be issued for a price which is lower than its par value, and the Company will have sufficient authorised but unissued share capital to issue each Plan Share.

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SCHEDULE 3

Qualifications

1	We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	In this opinion the phrase non-assessable means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

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Annex

Director’s Certificate

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707 Cayman Holdings Limited

incorporated in the Cayman Islands

Company No. 407117

(the Company)

DIRECTOR’S CERTIFICATE

This certificate is given by the undersigned in his/her capacity as a director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the Legal Opinion). Capitalised terms used in this certificate have the meaning given to them in the Legal Opinion.

1	Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.

2	I, the undersigned, am a director of the Company duly authorised to issue this certificate. Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.

3	I, the undersigned, confirm in relation to the Company that:

(a)	the amended and restated memorandum and articles of association of the Company adopted by a special resolution of the Company passed on 7 March 2025 and effective immediately prior to the completion of the initial public offering of the ordinary shares of the Company remain in full force and effect and are otherwise unamended;

(b)	the written resolutions of the sole director dated 7 March 2025 and the written resolutions of all the directors dated 13 June 2025 were executed by all the director(s) of the Company in the manner prescribed in the articles of association of the Company, the signature(s) and initial(s) thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

(c)	there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from allotting and issuing the Plan Shares or otherwise performing its obligations under the Registration Statement.

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

[Signature page to follow]

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13 June 2025
Name: CHEUNG Lui	Date:
Director

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